Exhibit 9.03

SECOND AMENDMENT

VOTING TRUST AGREEMENT

This Second Amendment to the Voting Trust Agreement is made on December 29, 1992 (the “Second Amendment”) and amends that Voting Trust Agreement dated September 18, 1990, as amended by that First Amendment to Voting Trust Agreement dated July 8, 1991 (collectively the “Voting Trust Agreement”). The parties to this Second Amendment (the “Parties”) are the shareholders of the Bank of Guam (the “Bank”) who are parties to the Voting Trust Agreement (jointly and severally the “Shareholders”) and Jesus S. Leon Guerrero, as Trustee under the Voting Trust Agreement (“Trustee”).

R E C I T A L S

A. Marciano V. Pangilinan (“Pangilinan”), one of the larger shareholders of the Bank has sold certain of his shares of the Common Stock of the Bank (the “Pangilinan Shares”) to certain of the shareholders of the Bank who are Parties to this Second Amendment (the “Purchasing Shareholders”);

B. In connection with the purchase of the Pangilinan Shares the following acts were or will be undertaken:

1. The Purchasing Shareholders formed a Guam Corporation known as BG Investment Corporation (“BGIC”) to purchase the Pangilinan Shares;

2. BGIC borrowed the purchase price for the Pangilinan Shares from Kyowa Saitama Finance (Guam) Inc., now known as Asahi Finance (Guam) Inc. (the “Asahi Loan”).

3. BGIC will refinance the Asahi Loan with HongKong Shanghai Bank Corporation (“HKSB”) (the “Loan”) and enter into a Promissory Note, a Loan Agreement and a Pledge Agreement by which BGIC will pledge the Pangilinan Shares to HKSB as security for the Loan; and

4. The Purchasing Shareholders, who are the sole shareholders of BGIC, will personally enter into a Guaranty and a Pledge Agreement with HKSB whereby they will personally guarantee the Loan to BGIC and pledge to BGIC as security for the Guaranty certain number of shares of Common Stock of the Bank personally owned by them.

A G R E E M E N T

NOW THEREFORE, the Parties agree as follows:

1. The Parties hereby authorize the admission of BGIC as an additional Party to the Voting Trust Agreement.

2. The Parties hereby authorize the Purchasing Shareholders and each of them to enter into a Pledge Agreement with HKSB and to pledge shares of common stock of the Bank owned by them (the “Purchasing Shareholders’ Shares”) to HKSB in accordance with the terms of the Pledge Agreement without regard to the restrictions on transfer contained in the Voting Trust Agreement, including, but not limited to, those restrictions on transfer contained in Articles III and IV of the Voting Trust Agreement.

3. The Parties hereby authorize BGIC to enter into a Pledge Agreement with HKSB and to pledge the Pangilinan Shares to HKSB in accordance with the terms of the Pledge Agreement without regard to the restrictions on transfer contained in the Voting Trust Agreement, including, but not limited to, those restrictions on transfer contained in Articles III and IV of the Voting Trust Agreement.

4. The Parties and each of them hereby agrees that any of the Pangilinan Shares or Purchasing Shareholder Shares transferred to HKSB pursuant to the Pledge Agreements will be transferred to HKSB free and clear of the provisions and restrictions of the Voting Trust Agreement, including, but not limited to, the provisions and restrictions of Articles III and IV of the Voting Trust Agreement. The Parties and each of them hereby waive any and all rights under the Voting Trust Agreement to purchase any of the Pangilinan Shares or the Shareholder Shares transferred to HKSB pursuant to the Pledge Agreements, including, but not limited to, those purchase rights and option rights set forth in Articles III and IV of the Voting Trust Agreement.

5. Until such time as the Loan has been repaid in full, the Parties authorize BGIC to sell the Pangilinan Shares to outside third parties without regard to the restrictions on transfer contained in the Voting Trust Agreement. The Parties and each of them hereby agrees that any of the Pangilinan Shares transferred to outside third parties pursuant to this paragraph 5 of this Second Amendment may be transferred free and clear of the provisions and restrictions of the Voting Trust Agreement, including, but not limited to, the provisions and restrictions of Articles III and IV of the Voting Trust Agreement. The Parties and each of them hereby waives any and all rights under the Voting Trust Agreement to purchase any of the Pangilinan Shares transferred to outside third parties pursuant to this paragraph 5 of this Second Amendment, including, but not limited to those purchase rights and option rights set forth in Articles III and IV of the Voting Trust Agreement.

6. Until such time as the Loan has been repaid in full, the provisions set forth in this Second Agreement may not be amended without the prior written consent of HKSB.

7. The Parties hereby ratify and confirm whatever the Trustee and the Purchasing Shareholders have done or caused to be done with respect to the Asahi Loan and the Loan with HKSB.

8. Except as specifically amended as set forth above the provisions of the Voting Trust Agreement shall remain in full force and effect.

9. This Second Amendment shall become effective as of the date set forth above.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Voting Trust Agreement.

/s/ JESUS S. LEON GUERRERO
JESUS S. LEON GUERRERO Trustee

/s/ JESUS S. LEON GUERRERO
JESUS S. LEON GUERRERO

/s/ EUGENIA LEON GUERRERO
EUGENIA LEON GUERRERO

FRANCISCO C. LEON GUERRERO

IGNACIA D.R. LEON GUERRERO

IGNACIA CORPORATION

By:
MARTIN D. LEON GUERRERO
PRESIDENT

/s/ ANITA WU CHAN
ANITA WU CHAN

/s/ ROGER CHAN
ROGER CHAN

/s/ DR. LUIS G. CAMACHO
DR. LUIS G. CAMACHO

/s/ CYNTHIA L. CAMACHO
CYNTHIA L. CAMACHO

/s/ JOE T. SAN AGUSTIN
JOE T. SAN AGUSTIN

/s/ CARMEN S. SAN AGUSTIN
CARMEN S. SAN AGUSTIN

/s/ FELINO B. AMISTAD
FELINO B. AMISTAD

/s/ POLLY R. AMISTAD
POLLY R. AMISTAD

/s/ DR. RALPH G. SABLAN
DR. RALPH G. SABLAN

/s/ MARYANNE G. SABLAN
MARYANNE G. SABLAN

/s/ PEDRO P. ADA, JR.
PEDRO P. ADA, JR.

/s/ FE P. ADA
FE P. ADA

ADA’S TRUST AND INVESTMENT, INC.

By:	/s/ PEDRO P. ADA, JR.
PEDRO P. ADA, JR.

/s/ ROSARIO F. UNTALAN
ROSARIO F. UNTALAN

CASAMIRO INVESTMENT INC.

By:	/s/ ROSARIO F. UNTALAN
ROSARIO F. UNTALAN

/s/ ROGER P. CROUTHAMEL
ROGER P. CROUTHAMEL

JEAN KERR EXEMPTION TRUST

By:	/s/ ROGER CROUTHAMEL
ROGER CROUTHAMEL

/s/ LESLIE K. CROUTHAMEL
LESLIE K. CROUTHAMEL

Consent of Bank of Guam

By:	/s/ WILLIAM D. LEON GUERRERO
Its Authorized Representative